UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas  75201

(Address of principal executive offices)   (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 14, 2008, Comerica Incorporated (the “Registrant”) entered into a letter agreement (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Registrant agreed to issue and sell (i) 2,250,000 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series F without par value (the “Series F Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 11,479,592 shares of the Registrant’s common stock, par value $5.00 per share (the “Common Stock”), for an aggregate purchase price of $2,250,000,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series F Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum. The Series F Preferred Stock may be redeemed by the Registrant after three years. The Series F Preferred Stock may not be redeemed by the Registrant during the first three years except with proceeds from one or more “Qualified Equity Offerings” (as defined in the Certificate of Designations attached as Exhibit 3.1 hereto).  The restrictions on redemption are set forth in the Certificate of Designations described in Item 5.03 below.  The form of certificate for the Series F Preferred Stock is attached as Exhibit 4.1 hereto and is incorporated herein by reference.  The Series F Preferred Stock was issued to Treasury effective November 14, 2008.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to certain anti-dilution and other adjustments, equal to $29.40 per share of the Common Stock. The Warrant, dated November 14, 2008, is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

If the Registrant receives aggregate gross cash proceeds of not less than $2,250,000,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series F Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Series F Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series F Preferred Stock, may be issued. The Registrant has agreed to register the Series F Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series F Preferred Stock and the Warrant. Neither the Series F Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series F Preferred Stock and December 31, 2009.

Pursuant to the Purchase Agreement, the closing was subject to each of the Registrant’s Senior Executive Officers, as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and regulations issued thereunder, delivering to Treasury a written waiver voluntarily waiving any claim against Treasury or the Registrant for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Troubled Assets Relief Program (“TARP”) Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Registrant acquired through the TARP Capital Purchase Program.  The waiver was effective November 14, 2008, is attached as Exhibit 10.2 hereto and is incorporated herein by reference.  It was executed by Ralph W. Babb, Jr., Elizabeth S. Acton, Mary Constance Beck, Joseph J. Buttigieg, III, Dale E. Greene and Dennis J. Mooradian.

The closing also was subject to the Registrant effecting changes to its Benefit Plans with respect to its Senior Executive Officers as may be necessary, during the period that Treasury owns any debt or equity securities of the Registrant acquired pursuant to the Purchase Agreement, to comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date.  The Purchase Agreement required the written consent of those Senior Executive Officers to the extent necessary for the changes to be legally enforceable.  The amendments effecting such changes and related consent, each effective November 14, 2008, are attached as Exhibit 10.3 hereto and are incorporated herein by reference.  The consent was executed by Ralph W. Babb, Jr., Elizabeth S. Acton, Mary Constance Beck, Joseph J. Buttigieg, III, Dale E. Greene and Dennis J. Mooradian.

In the Purchase Agreement, the Registrant agreed that, until such time as Treasury ceases to own any debt or equity securities of the Registrant acquired pursuant to the Purchase Agreement, the Registrant will take all necessary action to ensure that its  Benefit Plans with respect to its Senior Executive Officers comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date, and has agreed to not adopt any Benefit Plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

ITEM 3.03             MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS.

Upon issuance of the Series F Preferred Stock on November 14, 2008, the ability of the Registrant to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including the Registrant’s restriction against increasing Common Stock dividends from $0.33 per share (in conformity with the Registrant’s prior publicly announced intention to reduce its Common Stock quarterly cash dividend of $0.66 per share by 50%). The redemption, purchase or other acquisition of trust preferred securities of the Registrant or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series F Preferred Stock and (b) the date on which the Series F Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series F Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Designations, the ability of the Registrant to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Registrant fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series F Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of the Registrant the terms of which expressly provide that it ranks junior to the Series F Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Registrant. “Parity Stock” means any class or series of stock of the Registrant the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Registrant (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

ITEM 5.03             AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 13, 2008, the Registrant filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State for the purpose of amending its Restated Certificate of Incorporation, as amended, to fix the designations, preferences, limitations and relative rights of the Series F Preferred Stock. The Series F Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 7.01             REGULATION FD DISCLOSURE.

On November 14, 2008, the Registrant issued a press release regarding the Registrant’s issuance to Treasury of the Series F Preferred Stock and the Warrant.  A copy of the relevant press release is attached hereto as Exhibit 99.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1           Certificate of Designations for the Series F Preferred Stock

4.1           Form of Certificate for the Series F Preferred Stock

4.2           Warrant for Purchase of Shares of Common Stock

10.1         Letter Agreement dated November 14, 2008 by and between the Registrant and the United States Department of the Treasury

10.2         Waiver of Senior Executive Officers dated November 14, 2008

10.3         Amendments to Benefit Plans and Related Consent of Senior Executive Officers dated November 14, 2008

99.1         Press Release dated November 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: November 19, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations for the Series F Preferred Stock

4.1	Form of Certificate for the Series F Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement dated November 14, 2008 by and between the Registrant and the United States Department of the Treasury

10.2	Waiver of Senior Executive Officers dated November 14, 2008

10.3	Amendments to Benefit Plans and Related Consent of Senior Executive Officers dated November 14, 2008

99.1	Press Release dated November 14, 2008